Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement Nos. 33-50301, 33-62155, 333-01519, 333-02353, 333-26961, 333-26963, 333-86983, 333-86985, 333-86987, 333-75524, 333-97121 and 333-104701 on Form S-8 and Registration Statements Nos. 333-22867, 333-69500 and 333-109061 on Form S-3 of AGL Resources Inc. of our report dated January 29, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia

January 29, 2004